UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 23, 2012

PetSmart, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19601 North 27th Avenue, Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)

(623) 580-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement; 1.02 Termination of a Material Definitive Agreement

On March 23, 2012, PetSmart, Inc. and PetSmart Store Support Group, Inc. (collectively, the “Company”) entered into a new $100 million, 5-year revolving Credit Agreement (the “Credit Facility”) with Wells Fargo Bank, N.A., as administrative agent, collateral agent and swing line lender (the “Agent”). The Credit Facility will be used for working capital and other general corporate purposes, and includes a $100 million letter of credit sub-facility for standby and documentary letters of credit. Advances of credit issued under the Credit Facility are secured by a pledge by the Company and each guarantor of, among other things, accounts, inventory, deposit accounts, intellectual property and other general intangibles and proceeds of the foregoing. The Credit Facility contains customary events of default that permit the Agent to accelerate the Company’s outstanding obligations if not cured within applicable grace periods, including nonpayment of reimbursement obligations, fees or other amounts, violation of covenants, inaccuracy of representations and warranties, and certain defaults under other indebtedness, and provides for automatic acceleration upon the occurrence of bankruptcy and other insolvency events. The Credit Facility replaces the Company’s existing revolving Credit Agreement dated August 15, 2007, among the Company, the Lenders Party thereto, and Bank of America, N.A., as issuing bank, administrative agent and collateral agent.

On March 23, 2012, the Company also entered into a new separate 5-year Letter of Credit Agreement between the Company and Wells Fargo Bank, N.A., as L/C Issuer (the “L/C Facility”). Maximum availability under the LC Facility is $100 million. Letters of credit issued under the LC Facility are secured by a pledge by the Company of cash and cash equivalents. The Agreement contains customary events of default that permit the Wells Fargo Bank to accelerate the Company’s outstanding obligations if not cured within applicable grace periods, including nonpayment of reimbursement obligations, fees or other amounts, violation of covenants, inaccuracy of representations and warranties, and certain defaults under other indebtedness, and provides for automatic acceleration upon the occurrence of bankruptcy and other insolvency events. The L/C Facility replaces the Company’s existing Letter of Credit Agreement dated June 30, 2006, and amended on May 13, 2009, between the Company and Bank of America, N.A.

The above descriptions are a summary and are qualified in their entirety by the terms of the agreements governing the Credit Facility and L/C Facility, which are filed as Exhibits 10.1 and 10.2, respectively hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 23, 2012, among the Company, Wells Fargo Bank, N.A., as administrative agent, collateral agent and swing line lender, and Wells Fargo Capital Finance, LLC, as Sole Lead Arranger and Sole Bookrunner.

10.2	Letter of Credit Agreement, dated as of March 23, 2012, among the Company and Wells Fargo Bank, N.A., as L/C Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.

	By:	/s/ J. Dale Brunk
Dated: March 27, 2012		J. Dale Brunk
Vice President, Deputy General Counsel, and Assistant Secretary